Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Assured Guaranty Ltd. (the “Company”) hereby constitute and appoint Dominic J. Frederico, Robert Mills and James M. Michener, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of common shares of the Company underlying stock units credited to Sean McCarthy in exchange for stock units of Financial Security Assurance Holdings Ltd. (“FSAH”) credited under a FSAH non-qualified deferred compensation plan and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Position	Date

/s/ WALTER A. SCOTT	Chairman of the Board; Director	May 7, 2009
Walter A. Scott

/s/ DOMINIC J. FREDERICO	President and Chief Executive Officer (Principal	May 7, 2009
Dominic J. Frederico	Executive Officer); Director

/s/ ROBERT B. MILLS	Chief Financial Officer (Principal Financial Officer)	May 7, 2009
Robert B. Mills

/s/ ROBERT A. BAILENSON	Managing Director and Chief Accounting	May 7, 2009
Robert A. Bailenson	Officer (Principal Accounting Officer)

/s/ NEIL BARON	Director	May 7, 2009
Neil Baron

/s/ FRANCISCO J. BORGES	Director	May 7, 2009
Francisco L. Borges

/s/ G. LAWRENCE BUHL	Director	May 7, 2009
G. Lawrence Buhl

/s/ STEPHEN A. COZEN	Director	May 7, 2009
Stephen A. Cozen

Name	Position	Date

/s/ PATRICK W. KENNY	Director	May 7, 2009
Patrick W. Kenny

/s/ DONALD H. LAYTON	Director	May 7, 2009
Donald H. Layton

/s/ Robin Monro-Davies	Director	May 7, 2009
Robin Monro-Davies

/s/ MICHAEL T. KANE	Director	May 7, 2009
Michael T. O’Kane

/s/ WILBUR L. ROSS	Director	May 7, 2009
Wilbur L. Ross

/s/ DOMINIC J. FREDERICO	Authorized Representative in the United States	May 7, 2009
Dominic J. Frederico